                                     Exhibit 23.1
                           CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference on Form S-3 of Microsoft Corporation of our report dated July 17, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 1997, and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Seattle, Washington
December 30, 1997


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